Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2021 (except Note 20, as to which the date is May 5, 2021), in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-255484) and related Prospectus of Hello Inc. dated May 5, 2021.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

May 5, 2021